EXHIBIT 5.1

                 [LETTERHEAD OF COOLEY GODWARD LLP APPEARS HERE]



August 24, 1999

Electronics for Imaging, Inc.
303 Velocity Way
Foster City, CA  94404

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Electronics for Imaging, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 1,000,000 shares of the Company's Common Stock, $.01 par value (the "1990 Plan Shares"), pursuant to its 1990 Stock Plan, as amended (the "1990 Plan"), and up to 600,000 shares of the Company's Common Stock, $0.01 par value (the "1999 Plan Shares") pursuant to its 1999 Equity Incentive Plan (the "1999 Plan"). The 1990 Plan Shares and the 1999 Plan Shares are referred to herein as the "Shares" and the 1990 Plan and 1999 Plan are referred to herein as the "Plans."

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with their respective Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



/s/ Andrei M. Manoliu
----------------------
Andrei M. Manoliu